UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 17, 2019

ENVISION SOLAR INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53204	26-1342810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5660 Eastgate Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 799-4583

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EVSI	NASDAQ Capital Market
Warrants	EVSIW	NASDAQ Capital Market

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes to Chief Executive Officer Compensation for Desmond Wheatley

At its regularly scheduled meeting on September 17, 2019, the Board of Directors (the “Board”) of Envision Solar International, Inc. (the “Company”), upon the recommendation of its Compensation Committee, approved the increase of the annual salary for the Company’s Chief Executive Officer, Desmond Wheatley, from $250,000 to $300,000 to be effective retroactively as of April 1, 2019. The Board also approved an annual grant of restricted stock of the Company to be granted to Mr. Wheatley under the 2011 Stock Incentive Plan (the “Plan”) on October 1, 2019 equal to (x) $75,000 divided by (y) the closing price of the Company stock on the date of grant. One-half of these shares will be fully vested upon the grant and the remaining one-half will vest in two equal installments on December 31, 2019 and March 31, 2020. In addition, the Board approved an additional grant of restricted stock of the Company to be granted under the Plan on October 1, 2019 equal to (x) $75,000 divided by (y) the closing price of the Company stock on the date of grant. One-sixth of the shares will be fully vested upon the grant and the remaining shares will vest quarterly thereafter through March 2022. In addition, the Board also approved a cash bonus of up to $75,000 payable to Mr. Wheatley in April 2020, upon the achievement of certain key performance metrics to be agreed upon by the Compensation Committee and Mr. Wheatley.

Changes to Non-Employee Directors’ Compensation

At its regularly scheduled meeting on September 17, 2019, the Board, upon the recommendation of its Compensation Committee, approved the following directors’ compensation for non-employee directors of the Company: (1) a quarterly cash retainer of $2,500 to be paid retroactively as of April 1, 2019; (2) an annual grant of 12,500 shares of restricted stock to be issued under the Plan annually on October 1 and which shall vest quarterly in four (4) equal installments; (3) a payment of $1,000 for attendance in person (or $500 for attendance telephonically) for regularly scheduled board meetings; and (4) to the independent lead director, who is currently Robert C. Schweitzer, an additional annual grant of 5,000 shares of restricted stock to be issued under the Plan annually on October 1 and which shall vest quarterly in four (4) equal installments. All directors are reimbursed for reasonable expenses incurred in connection with attendance at board or committee meetings. In lieu of the above changes to the non-employee directors’ compensation, all unvested shares of restricted stock held by non-employee directors as of October 1, 2019 will be cancelled.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Non-Employee Directors’ Compensation dated September 17, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION SOLAR INTERNATIONAL, INC.

Dated: September 23, 2019	By:	/s/ Katherine H. McDermott
	Name:	Katherine H. McDermott
	Title:	Chief Financial Officer